UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 854-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reptron Electronics, Inc. (the “Company”) announced today the resignations of Steven Scheiwe and Mark Holliday effective July 26, 2005, as directors of the Company. Messrs. Scheiwe and Holliday announced that they are resigning due to time constraints and other business and personal commitments. Additionally, Bonnie Fena, President of Reptron Manufacturing Division, is retiring effective July 29, 2005.

On July 25, 2005, the Company’s Board of Directors elected William J. Kullback and Kirk A. Waldron to the Board of Directors to fill the two vacancies on the Board created by the departures of Messrs. Scheiwe and Holliday. Mr. Kullback was proposed as a candidate for nomination by Deephaven Capital Management and Mr. Waldron was proposed as a candidate by Gryphon Master Fund, L. P. Both candidates were unanimously approved and recommended to the Board for nomination to fill the vacancies by the Nominating Committee. A copy of the press release announcing these resignations, the election of the two new directors, and certain other information, is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

99.1	Press Release of Reptron Electronics, Inc., dated August 1, 2005 (furnished pursuant to Item 5.02 of Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

August 1, 2005	By:	/s/ Paul J. Plante
Paul J. Plante
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated August 1, 2005